                                                          Exhibit No. EX-99.4(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF  REORGANIZATION  ("Agreement"),  made as of this
7th day of April 2005, by and between  Voyageur Insured Funds, a statutory trust created  under the laws of the State of Delaware,  with its  principal  place of business at 2005 Market Street,  Philadelphia,  Pennsylvania 19103, on behalf of its series, Delaware Tax-Free Arizona Insured Fund ("Arizona Insured Fund"), and
Voyageur  Mutual Funds, a statutory trust created under the laws of the State of
Delaware,  with its  principal  place of business  also at 2005  Market  Street,
Philadelphia,  Pennsylvania  19103, on behalf of its series,  Delaware  Tax-Free
Arizona Fund ("Arizona Fund").

                             PLAN OF REORGANIZATION

     The   reorganization   (hereinafter   referred   to   as   the   "Plan   of
Reorganization")  will consist of: (i) the acquisition by Voyageur Insured Funds on behalf of Arizona Insured Fund of substantially  all of the property,  assets and  goodwill of Arizona  Fund in exchange  solely for (a) shares of  beneficial interest, no par value, of Arizona Insured Fund - Class A ("Arizona Insured Fund
Class A Shares"),  (b) shares of beneficial  interest,  no par value, of Arizona
Insured Fund - Class B ("Arizona  Insured  Fund Class B Shares"),  (c) shares of beneficial  interest,  no par value, of Arizona Insured Fund - Class C ("Arizona
Insured Fund Class C Shares"),  (d) shares of beneficial interest, no par value, of Arizona Insured Fund - Class R ("Arizona  Insured Fund Class R Shares"),  (e)
shares  of  beneficial  interest,  no  par  value,  of  Arizona  Insured  Fund -
Institutional Class ("Arizona Insured Fund Institutional Class Shares"), and (f)
the  assumption by Voyageur  Insured Funds on behalf of Arizona  Insured Fund of all of the  liabilities of Arizona Fund;  (ii) the  distribution  of (a) Arizona
Insured Fund Class A shares to the shareholders of Arizona Fund - Class A Shares
("Arizona Fund Class A Shares"),  (b) Arizona Insured Fund Class B Shares to the
shareholders  of Arizona Fund - Class B Shares  ("Arizona Fund Class B Shares"),
(c) Arizona  Insured Fund Class C Shares to the  shareholders  of Arizona Fund -
Class C Shares ("Arizona Fund Class C Shares"), (d) Arizona Insured Fund Class R
Shares to the shareholders of Arizona Fund - Class R Shares ("Arizona Fund Class
R Shares"),  and (e) Arizona  Insured  Fund  Institutional  Class  Shares to the
shareholders  of  Arizona  Fund -  Institutional  Class  Shares  ("Arizona  Fund
Institutional  Class  Shares"),  according  to  their  respective  interests  in complete  liquidation of Arizona Fund; and (iii) the dissolution of Arizona Fund as soon as  practicable  after the closing (as  referenced in Section 3, hereof, hereinafter  called  the  "Closing"),  all upon and  subject  to the  terms  and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan of  Reorganization  and in consideration of the premises and of the  covenants and  agreements  hereinafter  set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   Sale  and  Transfer  of  Assets  and   Liabilities,   Liquidation  and
          Dissolution of Arizona Fund

          (a)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the  representations and warranties of Voyageur Insured Funds herein contained, and in consideration of the delivery by Voyageur Insured Funds of the number of its shares of beneficial  interest of Arizona Insured Fund hereinafter provided,  Voyageur Mutual Funds, on behalf of Arizona Fund, agrees that it will sell,  convey,  transfer  and deliver to Voyageur  Insured  Funds,  on behalf of
Arizona  Insured  Fund,  at the  Closing  provided  for in Section 3, all of the liabilities,  debts,  obligations  and duties of any  nature,  whether  accrued, absolute,  contingent or otherwise  ("Liabilities") and the then existing assets of Arizona Fund as of the close of business (which  hereinafter shall be, unless otherwise  noted,  the regular close of business of the New York Stock Exchange,
Inc.  ("NYSE"))  ("Close of  Business")  on the  valuation  date (as  defined in
Section 3 hereof,  hereinafter called the "Valuation  Date"),  free and clear of all liens, encumbrances,  and claims whatsoever (other than shareholders' rights of redemption and such  restrictions  as might arise under the Securities Act of
1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted securities that Arizona Fund may have acquired in the ordinary course of business),  except for cash, bank deposits,  or cash equivalent securities in an estimated  amount  necessary (1) to pay Arizona  Fund's costs and expenses of carrying out this Agreement (including,  but not limited to, fees of counsel and accountants,  and  expenses  of its  liquidation  and  dissolution  contemplated hereunder),  which  costs  and  expenses  shall be  established  on the books of
Arizona  Fund as liability  reserves,  (2) to  discharge  all of Arizona  Fund's
Liabilities  on its  books  at the  Close  of  Business  on the  Valuation  Date
including,   but  not  limited  to,  its  income  dividends  and  capital  gains distributions,  if any, payable for any period prior to, and through,  the Close of  Business  on  the  Valuation  Date,  and  excluding  those  liabilities  and obligations  that would  otherwise be discharged at a later date in the ordinary course of business,  and (3) to pay such contingent  liabilities as the trustees of Voyageur Mutual Funds shall reasonably deem to exist against Arizona Fund, if any, at the Close of Business on the Valuation  Date,  for which  contingent and other  appropriate  liability  reserves  shall be  established  on the  books of
Arizona Fund  (hereinafter  "Net Assets").  Voyageur  Mutual Funds, on behalf of
Arizona  Fund,  shall also  retain any and all rights  that it may have over and against  any  person  that may have  accrued  up to and  including  the Close of
Business on the Valuation Date. Voyageur Mutual Funds agrees to use commercially reasonable  efforts to identify all of Arizona Fund's  Liabilities  prior to the
Valuation  Date and to discharge all such known  Liabilities  on or prior to the
Valuation Date.

          (b)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the  representations  and  warranties  of Voyageur  Mutual  Funds on behalf of Arizona  Fund herein  contained,  and in  consideration  of such sale, conveyance, transfer, and delivery, Voyageur Insured Funds agrees at the Closing to assume the Liabilities,  on behalf of Arizona Insured Fund, and to deliver to
Voyageur  Mutual  Funds on behalf of  Arizona  Fund:  (i) the  number of Arizona
Insured  Fund Class A Shares,  determined  by  dividing  the net asset value per share  of  Arizona  Fund  Class A Shares  as of the  Close  of  Business  on the
Valuation Date by the net asset value per share of Arizona  Insured Fund Class A
Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of  outstanding  shares of Arizona Fund Class A Shares as of Close of Business on the Valuation Date; (ii) the number of Arizona Insured Fund Class
B Shares,  determined  by dividing the net asset value per share of Arizona Fund
Class B Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of Arizona  Insured  Fund Class B Shares as of Close of Business
on the Valuation  Date, and  multiplying the result by the number of outstanding shares of Arizona  Fund Class B Shares as of Close of Business on the  Valuation
Date;  (iii) the number of Arizona  Insured Fund Class C Shares,  determined  by dividing  the net asset  value per share of  Arizona  Fund  Class C Shares as of
Close of  Business  on the  Valuation  Date by the net asset  value per share of
Arizona  Insured  Fund Class C Shares as of Close of Business  on the  Valuation
Date, and multiplying the result by the number of outstanding  shares of Arizona
Fund Class C Shares as of Close of  Business  on the  Valuation  Date;  (iv) the
number of Arizona  Insured Fund Class R Shares,  determined  by dividing the net asset value per share of Arizona  Fund Class R Shares as of Close of Business on
the  Valuation  Date by the net asset  value per share of Arizona  Insured  Fund
Class R Shares as of Close of Business on the Valuation  Date,  and  multiplying the result by the number of outstanding shares of Arizona Fund Class R Shares as of Close of  Business  on the  Valuation  Date;  and (v) the  number of  Arizona
Insured Fund  Institutional  Class Shares,  determined by dividing the net asset value  per  share of  Arizona  Fund  Institutional  Class  Shares as of Close of
Business  on the  Valuation  Date by the net asset  value  per share of  Arizona
Insured Fund Institutional Class Shares as of Close of Business on the Valuation
Date, and multiplying the result by the number of outstanding  shares of Arizona
Fund  Institutional  Class Shares as of Close of Business on the Valuation Date.
All such values shall be  determined  in the manner and as of the time set forth in Section 2 hereof.

          (c) As soon as  practicable  following  the Closing,  Voyageur  Mutual
Funds shall  dissolve  Arizona Fund and  distribute  pro rata to Arizona  Fund's shareholders  of record as of the Close of Business on the Valuation  Date,  the
shares of beneficial  interest of Arizona  Insured Fund received by Arizona Fund pursuant  to  this  Section  1.  Such  dissolution  and  distribution  shall  be accomplished  by the  establishment  of accounts on the share records of Arizona
Insured  Fund of the type and in the amounts due such  shareholders  pursuant to this Section 1 based on their  respective  holdings of shares of Arizona Fund as of the Close of Business on the Valuation Date.  Fractional shares of beneficial interest of Arizona  Insured Fund shall be carried to the third  decimal  place.
Unless requested, no certificates  representing shares of beneficial interest of
Arizona  Insured  Fund will be issued to  shareholders  of Arizona  Fund  Shares irrespective  of whether such  shareholders  hold their  shares in  certificated form.

          (d) At the  Closing,  each  outstanding  certificate  that,  prior  to
Closing,  represented  shares of beneficial  interest of Arizona Fund,  shall be cancelled and shall no longer be evidence ownership; provided, however, that the shareholders  of Arizona  Fund holding  such  certificates  shall be entitled to surrender such certificates to the transfer agent for Voyageur Insured Funds and request in exchange  therefor a certificate  or  certificates  representing  the number of whole shares of  beneficial  interest of the class of Arizona  Insured
Fund  shares  into which the  corresponding  shares of  beneficial  interest  of
Arizona Fund  theretofore  represented  by the  certificate or  certificates  so surrendered  shall have been converted.  Certificates  for fractional  shares of beneficial  interest  of Arizona  Insured  Fund  shall not be  issued,  but such fractional shares shall continue to be carried by Voyageur Insured Funds in book entry form for the account of such shareholder.

          (e) At the Closing,  each  shareholder of record of Arizona Fund as of the record date (the  "Distribution  Record  Date")  with  respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect to the shares of Arizona Fund that such person had on such  Distribution
Record Date.

     2.   Valuation

          (a) The value of Arizona  Fund's Net Assets to be  acquired by Arizona
Insured  Fund  hereunder  shall  be  computed  as of Close  of  Business  on the
Valuation  Date  using the  valuation  procedures  set forth in  Arizona  Fund's currently effective prospectus and statement of additional information.

          (b) The net asset value of a share of  beneficial  interest of Arizona
Insured  Fund  Class A Shares,  Arizona  Insured  Fund  Class B Shares,  Arizona
Insured  Fund Class C Shares,  Arizona  Insured  Fund Class R Shares and Arizona
Insured Fund Institutional  Class Shares shall be determined to the nearest full cent as of the Close of  Business  on the  Valuation  Date  using the  valuation procedures set forth in Arizona Insured Fund's  currently  effective  prospectus and statement of additional information.

          (c) The net asset value of a share of  beneficial  interest of Arizona
Fund Class A Shares,  Arizona Fund Class B Shares,  Arizona Fund Class C Shares,
Arizona Fund Class R Shares and Arizona Fund Institutional Class Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation
Date,  using the valuation  procedures as set forth in Arizona Fund's  currently effective prospectus and statement of additional information.

     3.   Closing and Valuation Date

          The  Valuation  Date shall be April 8, 2005, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Voyageur Insured Funds, 2005 Market Street, Philadelphia,  Pennsylvania 19103
at approximately  9:00 a.m. Eastern time on the first business day following the
Valuation Date.  Notwithstanding  anything herein to the contrary,  in the event that on the  Valuation  Date (a) the NYSE  shall be closed to trading or trading thereon  shall be  restricted or (b) trading or the reporting of trading on such exchange or elsewhere  shall be  disrupted so that,  in the judgment of Voyageur
Insured Funds or Voyageur Mutual Funds,  accurate  appraisal of the value of the net  assets of  Arizona  Fund or  Arizona  Insured  Fund is  impracticable,  the
Valuation  Date shall be  postponed  until the first  business day after the day when trading shall have been fully resumed  without  restriction  or disruption, reporting  shall have been  restored and accurate  appraisal of the value of the net  assets of Arizona  Fund and  Arizona  Insured  Fund is  practicable  in the judgment of Voyageur  Insured Funds and Voyageur  Mutual Funds.  Voyageur Mutual
Funds shall have  provided for delivery as of the Closing of those Net Assets of
Arizona Fund to be transferred  to Voyageur  Insured  Funds'  Custodian,  Mellon
Bank, N.A., One Mellon Center, Pittsburgh, PA 15258. Also, Voyageur Mutual Funds
shall deliver at the Closing a list (which may be in  electronic  form) of names and addresses of the shareholders of record of its Arizona Fund Shares,  and the number of full and  fractional  shares of  beneficial  interest of such  classes owned by each  such  shareholder,  indicating  thereon  which  such  shares  are represented by outstanding certificates and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice-President to the best of their knowledge and belief.
Voyageur  Insured  Funds shall issue and deliver a certificate  or  certificates evidencing the shares of Arizona  Insured Fund to be delivered at the Closing to said  transfer  agent  registered  in such manner as Voyageur  Mutual  Funds may request,  or provide  evidence  satisfactory  to Voyageur  Mutual  Funds in such manner as  Voyageur  Mutual  Funds may request  that such  shares of  beneficial interest of Arizona  Insured Fund have been registered in an open account on the books of Arizona Insured Fund.

     4.   Representations and Warranties by Voyageur Mutual Funds

     Voyageur  Mutual Funds  represents  and warrants to Voyageur  Insured Funds that:

          (a) Voyageur  Mutual Funds is a statutory trust created under the laws of the State of Delaware on December  17, 1998,  and is validly  existing and in good standing  under the laws of that State.  Voyageur  Mutual  Funds,  of which
Arizona  Fund is a separate  series,  is duly  registered  under the  Investment
Company  Act of 1940,  as amended  (the "1940 Act") as an  open-end,  management investment company. Such registration is in full force and effect as of the date hereof  and will be in full force and  effect as of the  Closing  and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private  offering exemption for the purpose of raising initial capital.

          (b) Voyageur  Mutual Funds is authorized to issue an unlimited  number of shares of  beneficial  interest  of Arizona  Fund,  with no par  value.  Each outstanding share of Arizona Fund is validly issued, fully paid,  non-assessable and has full voting rights and,  except for any such shares sold pursuant to the private offering  exemption for purposes of raising initial  capital,  is freely transferable.

          (c) The financial  statements  appearing in Arizona Fund Annual Report to Shareholders  for the fiscal year ended August 31, 2004,  audited by Ernest &
Young,  LLP, copies of which have been delivered to Voyageur  Insured Funds, and any unaudited financial statements, copies of which may be furnished to Voyageur
Insured Funds,  fairly present the financial  position of Arizona Fund as of the date indicated,  and the results of its operations for the period indicated,  in conformity with generally accepted accounting principles applied on a consistent basis.

          (d) The books and records of Arizona  Fund made  available to Voyageur
Insured  Funds and/or its counsel are true and correct in all material  respects and contain no material omissions with respect to the business and operations of
Arizona Fund.

     (e) The  statement  of assets and  liabilities  to be furnished by Voyageur
Mutual Funds as of the Close of Business on the  Valuation  Date for the purpose of determining  the number of shares of beneficial  interest of Arizona  Insured
Fund to be issued pursuant to Section 1 hereof will  accurately  reflect the Net
Assets of Arizona Fund and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted  accounting  principles applied on a consistent basis.

     (f) At the Closing,  it will have good and  marketable  title to all of the securities  and other  assets shown on the  statement of assets and  liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

          (g) Voyageur  Mutual Funds has the  necessary  power and  authority to conduct its business and the business of Arizona Fund as such businesses are now being conducted.

          (h) Voyageur  Mutual  Funds is not a party to or  obligated  under any provision of its Agreement and  Declaration of Trust,  By-Laws,  or any material contract or any other material  commitment or obligation,  and is not subject to any order or decree that would be violated by its  execution  of or  performance under this Agreement.

          (i) Voyageur  Mutual Funds has full power and  authority to enter into and perform its  obligations  under this  Agreement,  subject to approval of the
Plan of Reorganization by Arizona Fund's shareholders. Except as provided in the immediately preceding sentence, the execution,  delivery and performance of this
Agreement have been validly  authorized,  executed and delivered by it, and this
Agreement  constitutes  its  legal,  valid and  binding  obligation  enforceable against it in accordance with its terms, subject as to enforcement to the effect
of  bankruptcy,   insolvency,   reorganization,   arrangement  among  creditors,
moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting  creditor's rights and to general equity principles.

          (j)  Neither  Voyageur  Mutual  Funds  nor  Arizona  Fund is under the jurisdiction  of a Court in a Title 11 or similar  case  within  the  meaning of
Section  368(a)(3)(A)  of the  Internal  Revenue  Code of 1986,  as amended (the
"Code").

          (k)  Voyageur  Mutual  Funds does not have any  unamortized  or unpaid organizational fees or expenses.

          (l)  Voyageur  Mutual  Funds has  elected to treat  Arizona  Fund as a regulated  investment company ("RIC") for federal income tax purposes under Part
I of  Subchapter  M of the Code,  Arizona Fund is a "fund" as defined in Section
851(g)(2)  of the Code,  has  qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and  consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Representations and Warranties by Voyageur Insured Funds

     Voyageur  Insured Funds  represents  and warrants to Voyageur  Mutual Funds that:

          (a) Voyageur Insured Funds is a statutory trust created under the laws of the State of Delaware on December  17, 1998,  and is validly  existing and in good standing under the laws of that State.  Voyageur  Insured  Funds,  of which
Arizona  Insured Fund is a separate series of shares,  is duly registered  under the 1940 Act as an open-end, management investment company, such registration is in full  force  and  effect as of the date  hereof or will be in full  force and effect as of the Closing  and all of its shares sold have been sold  pursuant to an effective  registration  statement  filed under the 1933 Act,  except for any shares  sold  pursuant  to the  private  offering  exemption  for the purpose of raising initial capital.

          (b) Voyageur  Insured Funds is authorized to issue an unlimited number of shares of beneficial  interest,  without par value,  of Arizona Insured Fund.
Each outstanding share of Arizona Insured Fund is fully paid, non-assessable and has full voting  rights and,  except for any shares sold pursuant to the private
offering   exemption  for  purposes  of  raising  initial  capital,   is  freely
transferable.  The shares of beneficial  interest of Arizona  Insured Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued and fully paid and  non-assessable,  freely  transferable  and have full  voting rights.

          (c) At the  Closing,  each class of shares of  beneficial  interest of
Arizona  Insured Fund to be issued  pursuant to this  Agreement will be eligible
for  offering  to  the  public  in  those  states  of  the  United   States  and
jurisdictions  in which the  corresponding  class of shares of Arizona  Fund are presently eligible for offering to the public, and there are an unlimited number of shares  registered under the 1933 Act such that there is a sufficient  number of such shares to permit the  transfers  contemplated  by this  Agreement  to be consummated.

          (d) The statement of assets and liabilities of Arizona Insured Fund to be  furnished  by  Voyageur  Insured  Funds as of the Close of  Business  on the
Valuation Date for the purpose of determining the number of shares of beneficial interest of Arizona  Insured Fund to be issued pursuant to Section 1 hereof will accurately reflect the net assets of Arizona Insured Fund and outstanding shares of beneficial  interest,  as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

          (e)  At the  Closing,  Voyageur  Insured  Funds  will  have  good  and marketable  title  to  all of the  securities  and  other  assets  shown  on the statement of assets and  liabilities  referred to in subsection (d) above,  free and clear of all liens or  encumbrances  of any nature  whatsoever  except  such restrictions as might arise under the 1933 Act with respect to privately  placed or otherwise  restricted  securities  that it may have  acquired in the ordinary course of business and such  imperfections  of title or  encumbrances  as do not materially  detract  from the value or use of the  assets  subject  thereto,  or materially affect title thereto.

          (f) Voyageur  Insured Funds has the  necessary  power and authority to conduct its business and the business of Arizona Insured Fund as such businesses are now being conducted.

          (g) Voyageur  Insured  Funds is not a party to or obligated  under any provision of its Agreement and  Declaration of Trust,  By-Laws,  or any material contract or any other material  commitment or obligation,  and is not subject to any order or decree that would be violated by its  execution  of or  performance under this Agreement.

          (h) Voyageur  Insured Funds has full power and authority to enter into and perform its obligations  under this Agreement.  The execution,  delivery and performance  of this  Agreement  have  been  validly  authorized,  executed  and delivered by it, and this  Agreement  constitutes  its legal,  valid and binding obligation  enforceable  against it in  accordance  with its  terms,  subject to enforcement to the effect of bankruptcy, insolvency reorganization, arrangements among  creditors,  moratorium,  fraudulent  transfer  or  conveyance,  and other similar laws of general applicability  relating to or affecting creditors rights and to general equity principles.

          (i) Neither  Voyageur  Insured Funds nor Arizona Insured Fund is under the  jurisdiction of a Court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          (j) The books and records of Arizona  Insured  Fund made  available to
Voyageur  Mutual  Funds  and/or its counsel are true and correct in all material respects  and contain no material  omissions  with  respect to the  business and operations of Arizona Insured Fund.

          (k) Voyageur  Insured Funds has elected to treat Arizona  Insured Fund as a regulated  investment company ("RIC") for federal income tax purposes under
Part I of Subchapter M of the Code,  Arizona Insured Fund is a "fund" as defined in Section  851(g)(2) of the Code,  has qualified as a RIC for each taxable year since  its  inception  and  will  qualify  as a  RIC  as  of  the  Closing,  and consummation of the  transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Representations  and Warranties by Voyageur  Mutual Funds and Voyageur
          Insured Funds

          Voyageur  Mutual Funds and Voyageur  Insured Funds each represents and warrants to the other that:

          (a) Except as discussed in its currently effective  prospectus,  there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge,  threatened  against it, that would materially  affect its financial  condition or its ability to consummate the transactions  contemplated by this Agreement. It is not charged with or, to its knowledge, threatened with, any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative ruling relating to any aspect of its business.

          (b) There are no known actual or proposed deficiency  assessments with respect to any taxes payable by it.

          (c) It has duly and timely filed, on behalf of Arizona Fund or Arizona
Insured Fund, as  appropriate,  all Tax (as defined  below)  returns and reports
(including information returns),  which are required to be filed by such Arizona
Fund or Arizona Insured Fund, and all such returns and reports  accurately state the amount of Tax owed for the periods  covered by the returns,  or, in the case of  information  returns,  the amount and  character  of income  required  to be reported by such Arizona Fund or Arizona Insured Fund. On behalf of Arizona Fund or Arizona  Insured  Fund,  as  appropriate,  it has paid or made  provision and properly  accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports.  The amounts set up as provisions  for Taxes in the books and records of Arizona Fund or Arizona  Insured Fund, as  appropriate, as of the Close of Business on the Valuation  Date will, to the extent  required by generally accepted  accounting  principles,  be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute,  contingent or otherwise, which were or which may be payable by Arizona Fund or Arizona  Insured  Fund, as appropriate, for any periods or fiscal years prior to and including the Close of
Business on the Valuation Date,  including all Taxes imposed before or after the
Close of Business on the Valuation Date that are attributable to any such period or fiscal  year.  No return  filed by it, on behalf of  Arizona  Fund or Arizona
Insured Fund, as appropriate, is currently being audited by the Internal Revenue
Service or by any state or local taxing  authority.  As used in this  Agreement,
"Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or  political  subdivision  or  authority  thereunder)  income,  gross receipts,  excise,  sales,  use, value added,  employment,  franchise,  profits, property,  ad valorem or other taxes, stamp taxes and duties, fees,  assessments or charges,  whether  payable  directly  or by  withholding,  together  with any interest and any penalties,  additions to tax or additional  amounts  imposed by any  taxing  authority  (foreign  or  domestic)  with  respect  thereto.  To its knowledge,  there  are no  levies,  liens  or  encumbrances  relating  to  Taxes existing,  threatened  or pending  with respect to the assets of Arizona Fund or
Arizona Insured Fund, as appropriate.

          (d) All  information  provided  to Voyageur  Mutual  Funds by Voyageur
Insured  Funds,  and by Voyageur  Mutual Funds to Voyageur  Insured  Funds,  for
inclusion in, or transmittal  with, the Combined Proxy  Statement and Prospectus with  respect to this  Agreement  pursuant  to which  approval  of Arizona  Fund shareholders  will be  sought,  shall not  contain  any  untrue  statement  of a material  fact,  or omit to state a material fact required to be stated in order to make the statements made therein,  in light of the circumstances  under which they were made, not misleading.

          (e) Except in the case of Voyageur  Mutual  Funds with  respect to the approval of Arizona Fund's shareholders of the Agreement, no consent,  approval, authorization or order of any court or governmental  authority,  or of any other person  or  entity,  is  required  for  the  consummation  of  the  transactions contemplated by this  Agreement,  except as may be required by the 1933 Act, the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  the 1940 Act, or state securities laws or Delaware  statutory trust laws (including,  in the case of each of the foregoing, the rules and regulations thereunder).

     7.   Covenants of Voyageur Mutual Funds

          (a)  Voyageur  Mutual Funds  covenants to operate  business of Arizona
Fund as presently conducted between the date hereof and the Closing.

          (b)  Voyageur  Mutual  Funds  undertakes  that  Arizona  Fund will not acquire  the  shares of  beneficial  interest  of Arizona  Insured  Fund for the
purpose  of  making   distributions   thereof  other  than  to  Arizona   Fund's
shareholders.

          (c)  Voyageur  Mutual  Funds  covenants  that by the  Closing,  all of
Arizona Fund's  federal and other Tax returns and reports  required by law to be filed on or before  such date shall have been  filed and all  federal  and other
Taxes  shown as due on said  returns  shall have  either  been paid or  adequate liability reserves shall have been provided for the payment of such Taxes.

          (d) Voyageur Mutual Funds will at the Closing provide Voyageur Insured
Funds with:

               (1) A statement of the respective tax basis of all investments to be transferred by Arizona Fund to Arizona Insured Fund.

               (2) A copy (which may be in electronic  form) of the  shareholder ledger accounts including,  without limitation,  the name, address and taxpayer  identification  number of each  shareholder  of record,  the number of shares of beneficial interest held by each shareholder,  the dividend  reinvestment  elections applicable to each shareholder,  and
          the   backup    withholding   and   nonresident    alien   withholding
          certifications,  notices  or records  on file with  Arizona  Fund with respect to each shareholder,  for all of the shareholders of record of
          Arizona  Fund's  shares as of the Close of Business  on the  Valuation
          Date, who are to become holders of Arizona Insured Fund as a result of the  transfer  of  assets  that  is the  subject  of  this  Agreement, certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief.

          (e) The Board of  Trustees  of  Voyageur  Mutual  Funds shall call and
Voyageur   Mutual  Funds  shall  hold,  a  Special  Meeting  of  Arizona  Fund's shareholders  to consider and vote upon this Agreement  (the "Special  Meeting")
and Voyageur Mutual Funds shall take all other actions  reasonably  necessary to obtain approval of the transactions  contemplated herein.  Voyageur Mutual Funds agrees to mail to each  shareholder  of record  entitled  to vote at the Special
Meeting at which action on this  Agreement is to be  considered,  in  sufficient time to  comply  with  requirements  as to  notice  thereof,  a  Combined  Proxy
Statement  and  Prospectus  that  complies  in all  material  respects  with the applicable provisions of Section 14(a) of the 1934 Act, and Section 20(a) of the
1940 Act, and the rules and regulations promulgated thereunder.

          (f) Voyageur  Mutual Funds shall supply to Voyageur  Insured Funds, at the Closing,  the statement of the assets and  liabilities  described in Section
4(e) of this  Agreement in conformity  with the  requirements  described in such
Section.

     8.   Covenants of Voyageur Insured Funds

          (a) Voyageur  Insured  Funds  covenants  that the shares of beneficial interest of Arizona  Insured  Fund to be issued and  delivered  to Arizona  Fund pursuant to the terms of Section 1 hereof shall have been duly  authorized as of the Closing and, when so issued and  delivered,  shall be  registered  under the
1933 Act, validly issued, and fully paid and non-assessable,  and no shareholder of Arizona Insured Fund shall have any statutory or contractual preemptive right of  subscription  or purchase in respect  thereof.

          (b)  Voyageur  Insured  Funds  covenants  to operate  the  business of
Arizona  Insured  Fund as  presently  conducted  between the date hereof and the
Closing.

          (c) Voyageur  Insured  Funds  covenants  that by the  Closing,  all of
Arizona Insured Fund's federal and other tax returns and reports required by law to be filed on or before  such date shall have been  filed and all  federal  and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

          (d) Voyageur  Insured Funds shall supply to Voyageur  Mutual Funds, at the Closing,  the statement of assets and liabilities  described in Section 5(d)
of this Agreement in conformity with the requirements described in such Section.

          (e) Voyageur Insured Funds will file with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form N-14
under  the  1933 Act  ("Registration  Statement"),  relating  to the  shares  of beneficial interest of Arizona Insured Fund issuable hereunder, and will use its best efforts to provide that such  Registration  Statement  becomes effective as promptly  as  practicable.  At the  time  such  Registration  Statement  becomes effective,  it (i) will  comply in all  material  respects  with the  applicable provisions  of the 1933 Act,  the 1934 Act and the 1940  Act,  and the rules and regulations  promulgated  thereunder;  and  (ii)  will  not  contain  an  untrue statement  of a material  fact or omit to state a material  fact  required to be stated therein or necessary to make the statements  therein not  misleading.  At the time the Registration  Statement becomes  effective,  at the time of Arizona
Fund's  shareholders'  meeting, and at the Closing, the prospectus and statement of  additional  information  included  in the  Registration  Statement  will not contain an untrue  statement of a material fact or omit to state a material fact necessary  to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading.

     9.   Conditions  Precedent  to be  Fulfilled  by Voyageur  Mutual Funds and
          Voyageur Insured Funds

          The obligations of Voyageur Mutual Funds and Voyageur Insured Funds to
effectuate  this  Agreement and the Plan of  Reorganization  hereunder  shall be subject to the following respective conditions:

          (a) That (1) all the representations and warranties of the other party contained  herein shall be true and correct in all  material  respects as of the
Closing  with the same  effect as though  made as of and at such  date;  (2) the other party shall have performed all  obligations  required by this Agreement to be  performed  by it at or prior to the  Closing;  and (3) the other party shall have  delivered  to  such  party  a  certificate  signed  by  the  President  or
Vice-President  and by the  Secretary  or  equivalent  officer to the  foregoing effect.

          (b) That the other party shall have  delivered to such party a copy of the resolutions  approving this Agreement  adopted by the other party's Board of
Trustees, certified by the Secretary or equivalent officer.

          (c) That the Commission shall not have issued an unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

          (d)  That  this  Agreement  and  the  Plan of  Reorganization  and the transactions  contemplated  hereby shall have been  approved by the  appropriate action of the  shareholders  of Arizona Fund at an annual or special  meeting or any adjournment thereof.

          (e)  That  Arizona  Fund  shall  have  declared  a   distribution   or
distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

          (f)  That  all  required  consents  of  other  parties  and all  other consents,  orders and permits of federal, state and local authorities (including those of the U.S.  Securities  and  Exchange  Commission  and of state  Blue Sky
securities  authorities,   including  any  necessary  "no-action"  positions  or
exemptive orders from such federal and state authorities) to permit consummation of the transaction  contemplated  hereby shall have been obtained,  except where failure to obtain any such  consent,  order or permit  would not involve risk of material  adverse effect on the assets and properties of Arizona Fund or Arizona
Insured Fund.

          (g)  That  prior  to or at the  Closing,  Voyageur  Mutual  Funds  and
Voyageur  Insured Funds shall  receive an opinion from Stradley  Ronon Stevens &
Young,  LLP ("SRSY") to the effect that,  provided the acquisition  contemplated hereby is carried out in accordance  with this Agreement and in accordance  with customary representations provided by Voyageur Mutual Funds and Voyageur Insured
Funds in certificates delivered to SRSY:

               (1) The acquisition by Arizona Insured Fund of substantially  all of the assets and the assumption of the liabilities of Arizona Fund in exchange  solely for Arizona Insured Fund shares to be issued pursuant to Section 1 hereof,  followed by the  distribution by Arizona Fund to
          its   shareholders   of  Arizona   Insured  Fund  shares  in  complete
          liquidation of Arizona Fund, will qualify as a  reorganization  within the meaning of Section 368(a)(1) of the Code, and Arizona Insured Fund
          and Arizona Fund will each be a "party to the  reorganization"  within the meaning of Section 368(b) of the Code;

               (2) No gain or loss will be  recognized  by Arizona Fund upon the transfer of  substantially  all of its assets to and the assumption of the  liabilities  by Arizona  Fund in  exchange  solely for the voting shares  of  Arizona  Insured  Fund (to be issued  in  accordance  with
          Section 1 hereof) under Section 361(a) and Section 357(a) of the Code;

               (3) No gain or loss will be  recognized  by Arizona  Insured Fund upon the  receipt  by it of  substantially  all of the  assets and the assumption of the  liabilities of Arizona Fund in exchange  solely for the voting shares of Arizona  Insured Fund (to be issued in accordance with Section 1 hereof) under Section 1032(a) of the Code;

               (4) No gain or loss will be  recognized  by Arizona Fund upon the
          distribution   of  Arizona   Insured   Fund  shares  to  Arizona  Fund
          shareholders  in accordance  with Section 1 hereof in  liquidation  of
          Arizona Fund under Section 361(c)(1) of the Code;

               (5) The basis of the assets of Arizona  Fund  received by Arizona
          Insured  Fund will be the same as the basis of such  assets to Arizona
          Fund  immediately  prior to the exchange  under Section  362(b) of the
          Code;

               (6) The holding  period of the assets of Arizona Fund received by
          Arizona  Insured Fund will include the period during which such assets were held by Arizona Fund under Section 1223(2) of the Code;

               (7) No gain or loss will be  recognized  by the  shareholders  of
          Arizona Fund upon the exchange of their shares in Arizona Fund for the voting  shares  (including  fractional  shares  to  which  they may be entitled)  of Arizona  Insured Fund (to be issued in  accordance  with
          Section 1 hereof) under Section 354(a) of the Code;

               (8) The basis of Arizona  Insured Fund shares received by Arizona
          Fund  shareholders  in  accordance  with  Section 1 hereof  (including fractional  shares to which they may be entitled)  will be the same as the basis of the  shares of  Arizona  Fund  exchanged  therefor  under
          Section 358(a)(1) of the Code;

               (9) The holding period of Arizona  Insured Fund's shares received by Arizona  Fund's  shareholders  in accordance  with Section 1 hereof
          (including  fractional  shares  to which  they may be  entitled)  will include the holding  period of Arizona  Fund's shares  surrendered  in exchange  therefor,  provided  that Arizona Fund shares were held as a capital asset on the date of the Reorganization  under Section 1223(l)
          of the Code; and

               (10)  Arizona  Insured Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the  regulations  issued by the United States  Treasury (the "Treasury
          Regulations"))  the items of Arizona Fund  described in Section 381(c)
          of the Code,  subject to the conditions and  limitations  specified in
          Sections  381,  382,  383  and  384  of the  Code,  and  the  Treasury
          Regulations.

          (h) That Voyageur Insured Funds shall have received an opinion in form and  substance  reasonably  satisfactory  to it from SRSY,  counsel to  Voyageur
Mutual  Funds,  to the effect  that,  subject in all  respects to the effects of bankruptcy,  insolvency,  arrangement  among creditors,  moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

               (1)  Voyageur  Mutual  Funds was  created  as a  statutory  trust
          (formerly  known as a business  trust)  under the laws of the State of
          Delaware on December  17,  1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

               (2)  Voyageur  Mutual Funds is  authorized  to issue an unlimited number  of  shares of  beneficial  interest,  without  par  value,  of
          Voyageur  Mutual Funds and of Arizona Fund.  Assuming that the initial
          shares  of  beneficial   interest  of  Arizona  Fund  were  issued  in
          accordance  with the 1940 Act, and the  Agreement and  Declaration  of
          Trust and By-Laws of Voyageur  Mutual  Funds,  and that all other such outstanding  shares of Arizona Fund were sold,  issued and paid for in accordance  with the terms of Arizona Fund prospectus in effect at the time of such sales,  each such  outstanding  share is validly  issued, fully paid,  non-assessable and has full voting rights and, except for any  shares  sold  pursuant  to the  private  offering  exemption  for purposes of raising initial capital, is freely transferable;

               (3) Voyageur Mutual Funds is an open-end,  investment  company of the management type registered as such under the 1940 Act;

               (4) Except as disclosed  in Arizona  Fund's  currently  effective prospectus,  such counsel does not know of any material suit,  action, or legal or administrative  proceeding  pending or threatened  against
          Voyageur  Mutual  Funds,  the  unfavorable   outcome  of  which  would
          materially and adversely affect Voyageur Mutual Funds or Arizona Fund;

               (5)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is  required  for the  consummation  by Voyageur  Mutual  Funds of the transactions contemplated by this Agreement,  except such as have been obtained  under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including,  in the case of each of the foregoing,  the rules and regulations  thereunder)  and  such  as may be  required  under  state securities laws;

               (6) Neither  the  execution,  delivery  nor  performance  of this
          Agreement  by Voyageur  Mutual  Funds  violates  any  provision of its
          Agreement and Declaration of Trust, its By-Laws,  or the provisions of any  agreement  or other  instrument,  known to such  counsel to which
          Voyageur  Mutual Funds is a party or by which Voyageur Mutual Funds is otherwise bound; and

               (7) This  Agreement  has been  validly  authorized,  executed and delivered by Voyageur Mutual Funds and represents the legal, valid and binding obligation of Voyageur Mutual Funds and is enforceable against
          Voyageur Mutual Funds in accordance with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on  certificates of the officers of Voyageur Mutual Funds with regard to
matters  of  fact  and  certain   certifications   and  written   statements  of
governmental  officials  with  respect to the good  standing of Voyageur  Mutual
Funds.

          (i) That Voyageur  Mutual Funds shall have received an opinion in form and  substance  reasonably  satisfactory  to it from SRSY,  counsel to  Voyageur
Insured  Funds,  to the effect  that,  subject in all respects to the effects of bankruptcy,  insolvency,  arrangement  among creditors,  moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

               (1)  Voyageur  Insured  Funds was  created as a  statutory  trust
          (formerly  known as a business  trust)  under the laws of the State of
          Delaware on December  17,  1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

               (2) Voyageur  Insured  Funds is  authorized to issue an unlimited number of shares of beneficial interest,  without par value.  Assuming that the initial shares of beneficial interest of Arizona Insured Fund were  issued  in  accordance  with the 1940 Act and  Voyageur  Insured
          Funds'  Agreement and  Declaration of Trust and By-Laws,  and that all other  such  outstanding  shares of  Arizona  Insured  Fund were sold, issued and paid for in  accordance  with the terms of Arizona  Insured
          Fund's  prospectus  in  effect  at the time of such  sales,  each such outstanding share is validly issued,  fully paid,  non-assessable  and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable;

               (3) Voyageur Insured Funds is an open-end  investment  company of the management type registered as such under the 1940 Act;

               (4) Except as  disclosed  in  Arizona  Insured  Fund's  currently effective prospectus, such counsel does not know of any material suit, action,  or legal or administrative  proceeding  pending or threatened against Voyageur Insured Funds, the unfavorable outcome of which would materially  and  adversely  affect  Voyageur  Insured Funds or Arizona
          Insured Fund;

               (5) The shares of beneficial  interest of Arizona Insured Fund to be issued  pursuant  to the terms of  Section 1 hereof  have been duly authorized  and,  when  issued  and  delivered  as  provided  in  this
          Agreement,  will have been  validly  issued and fully paid and will be non-assessable  by Voyageur Insured Funds or Arizona Insured Fund, and
          to such counsel's  knowledge,  no shareholder has any preemptive right to subscription or purchase in respect thereof;

               (6)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is required  for the  consummation  by Voyageur  Insured  Funds of the transactions contemplated by this Agreement,  except such as have been obtained  under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including,  in the case of each of the foregoing,  the rules and regulations  thereunder  and  such  as may  be  required  under  state securities laws);

               (7) Neither  the  execution,  delivery  nor  performance  of this
          Agreement by Voyageur  Insured  Funds  violates  any  provision of its
          Agreement and Declaration of Trust, its By-Laws,  or the provisions of any  agreement  or other  instrument,  known to such  counsel to which
          Voyageur  Insured Funds is a party or by which Voyageur  Insured Funds is otherwise bound; and

               (8) This  Agreement  has been  validly  authorized,  executed and delivered by Voyageur  Insured Funds and represents  the legal,  valid and binding  obligation of Voyageur  Insured Funds and is  enforceable against Voyageur Insured Funds in accordance with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on certificates of the officers of Voyageur Insured Funds with regard to
matters  of  fact  and  certain   certifications   and  written   statements  of
governmental  officials  with respect to the good  standing of Voyageur  Insured
Funds.

          (j) That Voyageur Insured Funds'  Registration  Statement with respect to the shares of beneficial  interest of Arizona Insured Fund to be delivered to
Arizona  Fund's  shareholders  in  accordance  with  Section 1 hereof shall have become  effective,  and  no  stop  order  suspending  the  effectiveness  of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

          (k) That the shares of beneficial  interest of Arizona Insured Fund to be delivered in  accordance  with Section 1 hereof shall be eligible for sale by
Voyageur  Insured  Funds with each state  commission  or agency  with which such eligibility  is required in order to permit the shares  lawfully to be delivered to each Arizona Fund shareholder.

          (l) That at the Closing,  Voyageur  Mutual Funds, on behalf of Arizona
Fund,  transfers to Arizona  Insured Fund  aggregate  Net Assets of Arizona Fund comprising  at least 90% in fair market value of the total net assets and 70% in fair  market  value of the total gross  assets  recorded on the books of Arizona
Fund at the Close of Business on the Valuation Date.

     10.  Fees and Expenses; Other Agreements

          (a) The expenses of entering  into and carrying out the  provisions of this Agreement, whether or not consummated, shall be borne as follows: 33.33% by
Arizona Fund; 33.33% by Arizona Insured Fund; and 33.34% by Delaware  Management
Company, a series of Delaware Management Business Trust.

          (b)  Any  other   provision   of  this   Agreement   to  the  contrary
notwithstanding,  any  liability of Voyageur  Mutual Funds under this  Agreement with respect to any series of Voyageur  Mutual Funds,  or in connection with the transactions  contemplated  herein with respect to any series of Voyageur Mutual
Funds,  shall be  discharged  only out of the assets of that  series of Voyageur
Mutual Funds,  and no other series of Voyageur Mutual Funds shall be liable with respect thereto.

          (c)  Any  other   provision   of  this   Agreement   to  the  contrary
notwithstanding,  any liability of Voyageur  Insured Funds under this  Agreement with respect to any series of Voyageur  Insured Funds, or in connection with the transactions  contemplated herein with respect to any series of Voyageur Insured
Funds,  shall be  discharged  only out of the assets of that  series of Voyageur
Insured  Funds,  and no other series of Voyageur  Insured  Funds shall be liable with respect thereto.

     11.  Termination; Waiver; Order

          (a)   Anything   contained   in  this   Agreement   to  the   contrary
notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned  at  any  time  (whether  before  or  after  adoption  thereof  by the shareholders of Arizona Fund) prior to the Closing as follows:

               (1) by mutual  consent  of  Voyageur  Mutual  Funds and  Voyageur
          Insured Funds;

               (2) by Voyageur  Insured Funds if any condition  precedent to its obligations set forth in Section 9 has not been fulfilled or waived by
          Voyageur Insured Funds; or

               (3) by Voyageur  Mutual Funds if any  condition  precedent to its obligations set forth in Section 9 has not been fulfilled or waived by
          Voyageur Mutual Funds.

          (b) If the  transactions  contemplated by this Agreement have not been consummated by December 31, 2005, this Agreement shall  automatically  terminate on that date, unless a later date is agreed to by both Voyageur Mutual Funds and
Voyageur Insured Funds.

          (c) In the event of  termination  of this  Agreement  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there shall not be any liability on the part of either  Voyageur Mutual Funds or
Voyageur  Insured Funds or persons who are their trustees,  officers,  agents or shareholders in respect of this Agreement.

          (d) At any time prior to the Closing,  any of the terms or  conditions of this  Agreement  may be waived by either  Voyageur  Mutual  Funds or Voyageur
Insured Funds, respectively (whichever is entitled to the benefit thereof).

          (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of  Reorganization,  and neither  Voyageur Mutual Funds nor Voyageur
Insured  Funds,  nor any of  their  officers,  directors,  trustees,  agents  or shareholders  shall have any liability with respect to such  representations  or warranties  after the  Closing.  This  provision  shall not protect any officer, director,  trustee,  agent or shareholder  of Voyageur  Mutual Funds or Voyageur
Insured  Funds  against  any  liability  to the entity  for which that  officer, trustee,  agent or  shareholder  so acts or to its  shareholders  to which  that officer,  trustee,  agent or shareholder would otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties in the conduct of such office.

          (f) If any order or  orders of the  Commission  with  respect  to this
Agreement  shall be issued  prior to the Closing  and shall  impose any terms or conditions  that are  determined  by action of the Board of Trustees of Voyageur
Mutual  Funds  or  the  Board  of  Trustees  of  Voyageur  Insured  Funds  to be
acceptable,  such  terms and  conditions  shall be  binding as if a part of this
Agreement  without further vote or approval of the shareholders of Arizona Fund, unless such further vote is required by applicable  law or by mutual  consent of the parties.

     12.  Liability of Voyageur Insured Funds and Voyageur Mutual Funds

          (a)  Each  party  acknowledges  and  agrees  that all  obligations  of
Voyageur  Insured  Funds under this  Agreement  are binding only with respect to
Arizona  Insured Fund;  that any liability of Voyageur  Insured Funds under this
Agreement  with  respect to Arizona  Insured  Fund,  or in  connection  with the transactions  contemplated herein with respect to Arizona Insured Fund, shall be discharged  only out of the assets of Arizona Insured Fund; that no other series of Voyageur  Insured Funds shall be liable with respect to this  Agreement or in connection with the transactions  contemplated herein; and that neither Voyageur
Mutual Funds nor Arizona Fund shall seek  satisfaction of any such obligation or liability  from the  shareholders  of Voyageur  Insured  Funds,  the  directors, officers, employees or agents of Voyageur Insured Funds, or any of them.

          (b)  Each  party  acknowledges  and  agrees  that all  obligations  of
Voyageur  Mutual  Funds under this  Agreement  are binding  only with respect to
Arizona Fund;  that any liability of Voyageur  Mutual Funds under this Agreement
with  respect  to  Arizona  Fund,  or  in  connection   with  the   transactions
contemplated  herein with respect to Arizona Fund,  shall be discharged only out of the assets of Arizona  Fund;  that no other  series of Voyageur  Mutual Funds shall be  liable  with  respect  to this  Agreement  or in  connection  with the transactions  contemplated  herein;  and that neither Voyageur Insured Funds nor
Arizona Insured Fund shall seek satisfaction of any such obligation or liability from  the  shareholders  of  Voyageur  Mutual  Funds,  the  trustees,  officers, employees or agents of Voyageur Mutual Funds, or any of them.

     13.  Final Tax Returns and Forms 1099 of Arizona Fund

          (a) After the Closing,  Voyageur Mutual Funds shall or shall cause its agents to prepare any federal,  state or local Tax returns,  including any Forms
1099,  required to be filed by  Voyageur  Mutual  Funds with  respect to Arizona
Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

          (b)  Notwithstanding  the provisions of Section 1 hereof, any expenses incurred by  Voyageur  Mutual  Funds or Arizona  Fund (other than for payment of
Taxes) in  connection  with the  preparation  and filing of said Tax returns and
Forms 1099 after the Closing,  shall be borne by Arizona Fund to the extent such expenses  have been or should have been  accrued by Arizona Fund in the ordinary course  without  regard  to the  Plan  of  Reorganization  contemplated  by this
Agreement;  any excess expenses shall be borne by Delaware Management Company, a series of Delaware  Management  Business Trust, at the time such Tax returns and
Forms 1099 are prepared.

     14.  Cooperation and Exchange of Information

          Voyageur  Insured  Funds and  Voyageur  Mutual Funds will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund  of Taxes  or  participating  in or  conducting  any  audit or other proceeding  in respect  of Taxes.  Each party or their  respective  agents  will retain  for a  period  of six (6)  years  following  the  Closing  all  returns, schedules and work papers and all material  records or other documents  relating to Tax matters of Arizona Fund and Arizona  Insured Fund for its taxable  period first ending after the Closing and for all prior taxable periods.

     15.  Entire Agreement and Amendments

          This Agreement  embodies the entire Agreement  between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended  only by mutual  consent of the parties in writing.  Neither this
Agreement  nor any  interest  herein may be assigned  without the prior  written consent of the other party.

     16.  Counterparts

          This Agreement may be executed in any number of counterparts,  each of which  shall be deemed to be an  original,  but all such  counterparts  together shall constitute but one instrument.

     17.  Notices

          Any notice,  report,  or demand required or permitted by any provision of this Agreement  shall be in writing and shall be deemed to have been given if delivered or mailed,  first class postage prepaid,  addressed to Voyageur Mutual
Funds or Voyageur Insured Funds at 2005 Market Street,  Philadelphia,  PA 19103,
Attention: Secretary.

     18.  Governing Law

          This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware.

     19.  Effect of Facsimile Signature

          A facsimile  signature of an  authorized  officer of a party hereto on this  Agreement  and/or any transfer  document  shall have the same effect as if executed in the original by such officer.

          IN WITNESS  WHEREOF,  Voyageur Mutual Funds and Voyageur Insured Funds
have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized  officers,  all as of the day and year first-above written.

                                        Voyageur Mutual Funds, on behalf of the
                                        Delaware Tax-Free Arizona Fund

                                        /s/Michael P. Bishof
                                        By: Michael P. Bishof
                                        Title: Senior Vice President/
                                               Chief Financial Officer

                                        Voyageur Insured Funds, on behalf of the
                                        Delaware Tax-Free Arizona Insured Fund

                                        /s/Michael P. Bishof
                                        By: Michael P. Bishof
                                        Title: Senior Vice President/
                                               Chief Financial Officer